EXHIBIT 99.1

Global Geophysical Services Announces 1st Quarter 2013 Earnings Call

HOUSTON, April 19, 2013 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that it plans to publicly release financial results for its quarter ended March 31, 2013, the Company's 1st quarter of fiscal year 2013, before the market opens on Thursday, April 25, 2013.

An investor conference call to review the financial results will be held as further detailed below:

Conference call Information:

Call Topic:	Global Geophysical Services Q1 2013 Earnings Call
Date of Call:	April 25, 2013
Time of Call:	1:00 p.m. Eastern Time
Participant Operator Assisted Toll-Free Dial-In Number:	(877) 312-5527
Participant Operator Assisted International Dial-In Number:	(253) 237-1145

Investors and analysts are invited to participate in the call by phone or via the Internet webcast at: http://ir.globalgeophysical.com/

The webcast from the call will be available for on-demand replay on our investor relations website at: http://ir.globalgeophysical.com/results.cfm

About Global Geophysical Services, Inc.

Global Geophysical Services, headquartered in Houston, TX, provides an integrated suite of geoscience and engineering solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade® seismic data acquisition, AutoSeis® autonomous nodal recording technology, microseismic monitoring, seismic data processing and interpretation services, and Multi-client data products. Global Geophysical Services combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients by providing them the tools and solutions to Gain InSightTM. To learn more about Global Geophysical Services, visit www.GlobalGeophysical.com.

CONTACT: Sean M. Gore
         V.P. Corporate Development
         ir@globalgeophysical.com

         www.globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008